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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                               Jurisdiction of
    Name                                                        Incorporation
    ----                                                      ----------------
    BGS Securities, Corp.                                      Massachusetts
    BGS Systems, Inc.                                          Massachusetts
    BMC Receivables Corporation No. 1                          Delaware
    BMC Receivables Corporation I BV                           Delaware
    BMC Receivables Corporation II BV                          Delaware
    BMC Receivables Corporation No. 2                          Delaware
    BMC Receivables Corporation No. 3                          Delaware
    BMC Receivables Corporation No. 4                          Delaware
    BMC Software (Hong Kong) Limited                           Hong Kong
    BMC Software (S), PTE Ltd.                                 Singapore
    BMC Software Australia Pty. Ltd.                           Australia
    BMC Software B.V.                                          The Netherlands
    BMC Software Belgium NV                                    Belgium
    BMC Software Cayman, LDC                                   Grand Cayman Islands
    BMC Software Denmark A/S                                   Denmark
    BMC Software Distribution B.V.                             The Netherlands
    BMC Software Distribution, Inc.                            Delaware
    BMC Software do Brasil Ltd.                                Brazil
    BMC Software Education, Inc.                               Delaware
    BMC Software FSC, Inc.                                     Us Virgin Islands
    BMC Software GmbH                                          Austria
    BMC Software GmbH                                          Germany
    BMC Software GmbH                                          Switzerland
    BMC Software Investment B.V.                               The Netherlands
    BMC Software Japan Co. Ltd.                                Japan
    BMC Software Korea, Inc.                                   Korea
    BMC Software Limited                                       United Kingdom
    BMC Software Mexico, S.A. de C.V.                          Mexico
    BMC Software S.A.                                          Spain
    BMC Software SARL                                          France
    BMC Software Services, Inc.                                Delaware
    BMC Software Texas, Inc.                                   Texas
    BMC Software Texas, LP                                     Texas
    BMC Software TSC B.V.                                      The Netherlands
    BMC Software, Finland                                      Finland
    BMC Software, Nordic A/S                                   Denmark
    BMC Software, Norway                                       Norway
    BMC Software, Srl                                          Italy
    BMC Software, Sweden                                       Sweden
    BMC Technologies, Inc.                                     Belgium
    Boole & Babbage (Belgium) N.V.                             Belgium
    Boole & Babbage (Switzerland) AG                           Switzerland
    Boole & Babbege (UK) Limited                               United Kingdom
    Boole & Babbage a.s. (Norway)                              Norway
    Boole & Babbage Australasia Pty Ltd.                       Australia
    Boole & Babbage Deutschland GmbH                           Germany
    Boole & Babbage Espana, SA                                 Spain
    Boole & Babbage Europe                                     Ireland
    Boole & Babbage Europe AB                                  Denmark
    Boole & Babbage Europe Italia Srl                          Italy
    Boole & Babbage Europe OY                                  Finland
    Boole & Babbage France S.A.                                France
    Boole & Babbage Nederland B.V.                             The Netherlands
    Boole & Babbage Osterreich Ges.m.b.H.                      Austria
    Boole & Babbage Portugal Informatica LDA                   Portugal
    Boole & Babbage, Inc.                                      Delaware
    Datatools, Inc.                                            California
    EagleEye Control Software, Ltd.                            Israel
    Hawknet, Inc.                                              California
    Information Technology Assistance Group, Inc.              Delaware
    Joint Systems & Technology, Inc.                           Japan
    MAXM Systems Corporation of Canada                         Canada
    MAXM Systems Limited                                       United Kingdom
    New Dimension Advanced Software (Jerusalem) Ltd.           Israel
    New Dimension Software Australia                           Australia
    New Dimension Software Mexico                              Mexico
    New Dimension Software, Inc.                               U.S.A.
    New Dimension Software, Ltd.                               Israel
    Patrol Texas, Inc.                                         Texas
    Peer Networks                                              California
    Turnstone Software, Inc.                                   California